Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Form 1-A POS Regulation A Offering Statement of our report dated April 28, 2023, relating to our audit the financial statements of Emerging Fuels Technology, Inc. as of December 31, 2022.

/s/M&K CPAS, PLLC
Houston, Texas
September 15, 2023